					Exhibit 99(c)
Metris Receivables, Inc.	Metris Master Trust				Monthly Report
Securityholders' Statement	Series 2004-2				Aug-2006
Section 5.2	Class A	Class M	Class B	Excess Collateral	Total
(i) Security Amount	335,800,000.00	75,400,000.00	83,000,000.00	260,516,000.00	754,716,000.00
(ii) Security Principal Distributed	0.00	0.00	0.00	0.00	0.00
(iii) Security Interest Distributed *	1,532,087.50	359,092.50	414,654.17	965,812.50	3,271,646.67
Security Interest Distributed based on $1,000 per Security	4.5625000	4.7625000	4.9958333	6.0896122	20.4104456
(iv) Principal Collections	25,450,768.51	5,714,675.24	6,290,690.25	19,744,885.08	57,201,019.08
(v) Finance Charge Collections	2,860,828.06	1,892,549.38	2,083,310.33	6,200,909.34	13,037,597.11
Recoveries	0.00	0.00	0.00	338,074.65	338,074.65
Principal Funding Account Investment Earnings					1,389,289.83
Accumulation Period Reserve Account Investment Earnings					10,045.30
Total Finance Charge Collections	2,860,828.06	1,892,549.38	2,083,310.33	6,538,983.99	14,775,006.89
Total Collections	28,311,596.57	7,607,224.62	8,374,000.58	26,283,869.07	71,976,025.97
(vi) Aggregate Amount of Principal Receivables	--	--	--	--	5,334,396,299.75
Invested Amount (End of Month)	335,800,000.00	75,400,000.00	83,000,000.00	260,516,000.00	754,716,000.00
Floating Allocation Percentage	0.0000000%	0.0000000%	0.0000000%	4.8837016%	4.8837016%
Fixed/Floating Allocation Percentage	6.2949954%	1.4134683%	1.5559399%	4.8837016%	14.1481052%
Invested Amount (Beginning of Month)	335,800,000.00	75,400,000.00	83,000,000.00	260,516,000.00	754,716,000.00
Average Daily Invested Amount	--	--	--	--	754,716,000.00
(vii) Receivable Delinquencies (As a % of Total Receivables)	--	--	--	--	--
Current	--	--	--	87.48%	4,862,612,049.14
30 Days to 59 Days (1 to 29 Days Contractually Delinquent)	--	--	--	4.71%	262,035,757.49
60 Days to 89 Days (30 to 59 Days Contractually Delinquent)	--	--	--	2.28%	126,804,681.52
90 Days and Over (60+ Days Contractually Delinquent)	--	--	--	5.53%	307,391,369.09
Total Receivables	--	--	--	100.00%	5,558,843,857.24
(viii) Aggregate Investor Default Amount	--	--	--	--	4,984,194.54
As a % of Average Daily Invested Amount	--	--	--	--	--
(Annualized based on 365 days/year)	--	--	--	--	7.78%
(ix) Charge-Offs	0.00	0.00	0.00	0.00	0.00
(x) Servicing Fee	--	--	--	--	1,029,505.90
(xi) Unreimbursed Redirected Principal Collections	--	--	--	--	0.00
(xii) Excess Funding Account Balance	--	--	--	--	0.00
(xiii) New Accounts Added	--	--	--	--	171,931
(xiv) Average Gross Portfolio Yield	--	--	--	--	22.62%
Average Net Portfolio Yield	--	--	--	--	14.84%
(xv) Minimum Base Rate	--	--	--	--	6.51%
Excess Spread	--	--	--	--	8.33%
(xvi) Principal Funding Account Balance	--	--	--	--	754,716,000.00
(xvii) Accumulation Shortfall	--	--	--	--	0.00
(xviii) Scheduled date for the commencement of the Accumulation Period	--	--	--	--	June 2006
Accumulation Period Length	--	--	--	--	4 months
(xix) Principal Funding Account Investment Proceeds Deposit	--	--	--	--	0.00
Required Reserve Account Amount	--	--	--	--	2,471,000.00
Available Reserve Account Amount	--	--	--	--	2,471,000.00
Covered Amount	--	--	--	--	2,513,012.62
(xx) Aggregate Interest Rate Caps Notional Amount	--	--	--	--	600,000,000.00
Deposit to the Caps Proceeds Account	--	--	--	--	0.00
(xxi) Net Excess Spread Trigger Event Occurrence	--	--	--	--	No
Invested Amount	--	--	--	--	754,716,000.00
Current One Month Excess Spread (%)	--	--	--	--	8.33%
Current Three Month Average Excess Spread (%)	--	--	--	--	9.22%
Note Reserve (%)	--	--	--	--	0.00%
Note Reserve Maximum ($)	--	--	--	--	0
Note Reserve Balance ($)	--	--	--	--	0
Class D Note Reserve Requirement ($)	--	--	--	--	11,173,800
Class D Note Reserve Balance ($)	--	--	--	--	11,173,800

* Effective January 26, 2005, Class D Securities were issued out of the Excess Collateral of 2004-2. The interest due to these class D investors has been added to the Excess Collateral Security Interest Distributed.

HSBC FINANCE CORPORATION ("HSBC FINANCE")
METRIS RECEIVABLES, INC.

METRIS MASTER TRUST
Class A, Class M. Class B Securities; Calss C and Class D Notes Seies 2004-2

The undersigned, a duly authorized representative of HSBC Finance Corporation, as Servicer (the "Servicer"), pursuant to the Fourth Amended and Restated Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"),

by and among Metris Receivable Inc., as Transferor, the Servicer, and U.S. Bank National

Association, as Trustee, does hereby certify with respect to the information set forth below as follows:

Capitalized terms used in this Certificate shall have the respective meanings set forth in the Pooling and Servicing Agreement.

HSBC FINANCE is, as of the date hereof, the Servicer under the Pooling and Servicing Agreement.

The undersigned is a Servicing Officer.

This Certificate relates to the Distribution Date occurring on September 20, 2006.

As of the date hereof, to the best knowledge of the undersigned, no Amortization Event has been deemed to have occurred on or prior to such Distribution Date.

As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Pooling and Servicing Agreement through the Monthly Period preceding such Distribution Date or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default,

(ii) the action taken by the Transferor and Servicer, if any, to remedy such default and (iii) the current status of each such default; if applicable, insert "None".

As of the date hereof, to the best knowledge of the undersigned, no

Lien has been placed on any of the Receivables other than pursuant to the Pooling and Servicing Agreement (or, if there is a Lien, such Lien consists of: _______ ).

The amounts specified to be deposited into and withdrawn from the Collection Account, as well as the amounts specified to be paid to the Transferor, the Servicer and the Certificateholders are all in accordance with the requirements of the Pooling and Servicing Agreement and Series Supplement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 15th day of September, 2006.

HSBC FINANCE CORPORATION as Servicer,

/s/ J. A. Bevacqua Servicing Officer